Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES RECORD SECOND QUARTER FISCAL 2020 RESULTS
Loudon, TN - February 6, 2020 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter ended December 31, 2019.
Highlights for the Second Quarter of Fiscal Year 2020

•	Net sales increased 8.6% to $180.1 million compared to the second quarter of fiscal year 2019.

•	Unit volume increased 2.5% to 1,804 boats compared to the second quarter of fiscal year 2019.

•	Net sales per unit increased 6.0% to $99,840 per unit compared to the second quarter of fiscal year 2019.

•	Gross profit increased 4.1% to $39.9 million compared to the second quarter of fiscal year 2019.

•	Net income increased 17.3% to $17.6 million, or $0.81 per share compared to the second quarter of fiscal year 2019.

•	Adjusted EBITDA increased 4.5% to $30.7 million compared to the second quarter of fiscal year 2019.

•	Adjusted fully distributed net income increased 7.0% to $20.1 million compared to the second quarter of fiscal year 2019.

•
Adjusted fully distributed net income per share increased 8.1% to $0.93 on a fully distributed weighted average share count of 21.6 million shares of Class A Common Stock as compared to the second quarter of fiscal year 2019.

“Our momentum extended into the second fiscal quarter of 2020. We delivered strong financial and operational results driven by robust growth across our brands, and at the same time, we very successfully overcame the headwinds as a result of the UAW strike and the impact it had on our engine supply. In addition, the Malibu team’s dedication to operational excellence, coupled with our commitment to enhancing our best-in-class vertical integration initiatives, supported operating margin expansion during the quarter. Initial feedback from January boat shows supports our belief of continued healthy market conditions and underscored the strength of our model year 2020 products,” commented Jack Springer, Chief Executive Officer of Malibu Boats Inc.
“Our superior product innovation and cadence of new model introductions has propelled further market share gains across our brands during 2019. In addition, our initiatives to expand production capacity for Cobalt and Pursuit are on track, and once completed, will position us to further extend our leadership positions in these important markets. As we look to the balance of fiscal year 2020, we remain confident that we can maintain our strong track record of consistent profitable growth and increasing value for our shareholders.”

Exhibit 99.1

Results of Operations for the Second Quarter of Fiscal Year 2020 (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

	(In thousands, except unit and per unit data)
Net sales	$180,112	$165,793	$352,192	$289,276
Cost of sales	140,244	127,478	272,323	220,460
Gross profit	39,868	38,315	79,869	68,816
Operating expenses:
Selling and marketing	4,666	4,601	9,732	8,099
General and administrative	10,078	11,232	20,746	20,203
Amortization	1,537	1,538	3,121	2,818
Operating income	23,587	20,944	46,270	37,696
Other (income) expense, net:
Other income, net	(9)	(17)	(19)	(34)
Interest expense	957	1,844	2,124	3,015
Other expense, net	948	1,827	2,105	2,981
Income before provision for income taxes	22,639	19,117	44,165	34,715
Provision for income taxes	5,041	4,119	9,885	7,702
Net income	17,598	14,998	34,280	27,013
Net income attributable to non-controlling interest	876	741	1,699	1,458
Net income attributable to Malibu Boats, Inc.	$16,722	$14,257	$32,581	$25,555

Unit volumes	1,804	1,760	3,531	3,276
Net sales per unit	$99,840	$94,200	$99,743	$88,302
Effective July 1, 2019, we revised our segment reporting to conform to changes in our internal management reporting based on our boat manufacturing operations. Segment information has been revised for comparison purposes for all periods presented in the condensed consolidated financial statements. We previously had four reportable segments, Malibu U.S., Malibu Australia, Cobalt and Pursuit. We now aggregate Malibu U.S. and Malibu Australia into one reportable segment as they have similar economic characteristics and qualitative factors. As a result we now have three reportable segments, Malibu, Cobalt and Pursuit.
Comparison of the Second Quarter Ended December 31, 2019 to the Second Quarter Ended December 31, 2018
Net sales for the three months ended December 31, 2019 increased $14.3 million, or 8.6%, to $180.1 million as compared to the three months ended December 31, 2018. Unit volume for the three months ended December 31, 2019, increased 44 units, or 2.5%, to 1,804 units as compared to the three months ended December 31, 2018. The increase in net sales and unit volumes were driven primarily by increased demand for our Cobalt and Pursuit brands coupled with year-over-year price increases across all brands, partially offset by the lower average selling price of Pursuit models due to the mix of models sold.
Net sales attributable to our Malibu segment increased $7.3 million, or 8.1%, to $97.3 million for the three months ended December 31, 2019, compared to the three months ended December 31, 2018. Unit volumes attributable to our Malibu segment decreased three units for the three months ended December 31, 2019, compared to the three months ended December 31, 2018. The increase in net sales for Malibu was driven primarily by higher sales of new, more expensive models and optional features, which led to a higher net sales per unit for Malibu and Axis models partially offset by the slight decrease in overall units sold. Net sales was also impacted by year-over-year price increases on all of our Malibu and Axis models.

Exhibit 99.1

Net sales from our Cobalt segment increased $3.1 million, or 6.9%, to $49.0 million for the three months ended December 31, 2019, compared to the three months ended December 31, 2018. Unit volumes attributable to Cobalt increased 16 units for the three months ended December 31, 2019 compared to the three months ended December 31, 2018. The increase in Cobalt net sales was driven by an increase in units sold and year-over-year price increases on our Cobalt models.
Net sales from our Pursuit segment increased $3.9 million, or 12.9%, to $33.8 million, for the three months ended December 31, 2019, compared to the three months ended December 31, 2018. Unit volumes attributable to Pursuit increased 31 units for the three months ended December 31, 2019 compared to the three months ended December 31, 2018. The increase in Pursuit net sales was driven by an increase in units sold and year-over-year price increases, offset by the lower average selling price due to the mix of models sold. We acquired the assets of Pursuit on October 15, 2018.
Overall consolidated net sales per unit increased 6.0% to $99,840 per unit for the three months ended December 31, 2019, compared to the three months ended December 31, 2018. Net sales per unit for our Malibu segment increased 8.4% to $88,399 per unit for the three months ended December 31, 2019, compared to the three months ended December 31, 2018, driven by higher sales of new, more expensive models and optional features and year-over-year price increases. Net sales per unit for our Cobalt segment increased 3.8% to $87,333 per unit for the three months ended December 31, 2019, compared to the three months ended December 31, 2018, driven by year-over-year price increases. Net sales per unit for Pursuit segment decreased 11.7% to $237,965 for the three months ended December 31, 2019, compared to the three months ended December 31, 2018, driven by a lower average selling price due to the mix of models sold offset slightly by year-over-year price increases.
Cost of sales for the three months ended December 31, 2019 increased $12.8 million, or 10.0%, to $140.2 million as compared to the three months ended December 31, 2018. The increase in cost of sales was driven primarily by a higher cost of sales per unit that corresponded with an increase in higher average selling price. Cost of sales also increased due to higher volumes and costs related to the United Auto Workers' ("UAW") strike against General Motors.
Gross profit for the three months ended December 31, 2019 increased $1.6 million, or 4.1%, to $39.9 million compared to the three months ended December 31, 2018. The increase in gross profit was due mainly to contribution from higher net sales, offset by expenses related to the UAW strike. Gross margin for the three months ended December 31, 2019 decreased 100 basis points from 23.1% to 22.1% over the same period in the prior fiscal year primarily due to $1.7 million in costs related to the UAW strike.
Selling and marketing expenses for the three months ended December 31, 2019, increased $0.1 million or 1.4% compared to the three months ended December 31, 2018. As a percentage of sales, selling and marketing expenses decreased 20 basis points compared to the same period in the prior fiscal year. General and administrative expenses for the three months ended December 31, 2019, decreased $1.2 million, or 10.3%, to $10.1 million as compared to the three months ended December 31, 2018, due primarily to acquisition related expenses for Pursuit in the three months ended December 31, 2018 offset by higher general and administrative expenses attributable to Pursuit in the three months ended December 31, 2019. As a percentage of sales, general and administrative expenses decreased 120 basis points to 5.6% for the three months ended December 31, 2019 compared to the three months ended December 31, 2018. Amortization expense for the three months ended December 31, 2019 remained flat at $1.5 million compared to the three months ended December 31, 2018.
Operating income for the second quarter of fiscal year 2020 increased to $23.6 million from $20.9 million in the second quarter of fiscal year 2019. Net income for the second quarter of fiscal year 2020 increased 17.3% to net income of $17.6 million from $15.0 million and net income margin increased to 9.7% in the second quarter of fiscal year 2020 from 9.0% in the second quarter of fiscal year 2019. Adjusted EBITDA in the second quarter of fiscal year 2020 increased 4.5% to $30.7 million from $29.4 million, while Adjusted EBITDA margin decreased to 17.0% from 17.7% in the second quarter of fiscal year 2019.

Exhibit 99.1

Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter of fiscal year 2020 results on Thursday, February 6, 2020, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #3799527. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the commanding market leader in the performance sport boat category through its Malibu and Axis Wake Research boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand and in a leading position in the offshore fishing boat market with its Pursuit brand. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this press release regarding the expected momentum of our model year 2020 products, our expectation that we will extend our leadership positions in the Cobalt and Pursuit markets and our ability to provide consistent profitable growth and increasing value to our shareholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our reliance on our network of independent dealers and increasing competition for dealers; our large fixed cost base; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; the successful introduction of new products; our ability to execute our manufacturing strategy successfully; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as

Exhibit 99.1

an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and expenses related to interruption to our engine supply during the labor strike by UAW against General Motors. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Investor Contacts
Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net sales	$180,112	$165,793	$352,192	$289,276
Cost of sales	140,244	127,478	272,323	220,460
Gross profit	39,868	38,315	79,869	68,816
Operating expenses:
Selling and marketing	4,666	4,601	9,732	8,099
General and administrative	10,078	11,232	20,746	20,203
Amortization	1,537	1,538	3,121	2,818
Operating income	23,587	20,944	46,270	37,696
Other (income) expense, net:
Other income, net	(9)	(17)	(19)	(34)
Interest expense	957	1,844	2,124	3,015
Other expense, net	948	1,827	2,105	2,981
Income before provision for income taxes	22,639	19,117	44,165	34,715
Provision for income taxes	5,041	4,119	9,885	7,702
Net income	17,598	14,998	34,280	27,013
Net income attributable to non-controlling interest	876	741	1,699	1,458
Net income attributable to Malibu Boats, Inc.	$16,722	$14,257	$32,581	$25,555

Comprehensive income:
Net income	$17,598	$14,998	$34,280	$27,013
Other comprehensive income (loss), net of tax:
Change in cumulative translation adjustment	615	(367)	(8)	(771)
Other comprehensive loss, net of tax	615	(367)	(8)	(771)
Comprehensive income, net of tax	18,213	14,631	34,272	26,242
Less: comprehensive income attributable to non-controlling interest, net of tax	907	723	1,699	1,416
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$17,306	$13,908	$32,573	$24,826

Weighted average shares outstanding used in computing net income per share:
Basic	20,591,241	20,875,243	20,710,681	20,758,095
Diluted	20,701,473	20,990,313	20,816,830	20,883,868
Net income available to Class A Common Stock per share:
Basic	$0.81	$0.68	$1.57	$1.23
Diluted	$0.81	$0.68	$1.57	$1.22

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	December 31, 2019	June 30, 2019
Assets
Current assets
Cash	$27,707	$27,392
Trade receivables, net	15,637	27,961
Inventories, net	76,783	67,768
Prepaid expenses and other current assets	5,989	4,530
Total current assets	126,116	127,651
Property, plant and equipment, net	81,368	65,756
Goodwill	51,396	51,404
Other intangible assets, net	142,934	146,061
Deferred tax asset	57,586	60,407
Other assets	15,305	35
Total assets	$474,705	$451,314
Liabilities
Current liabilities
Accounts payable	$24,774	$21,174
Accrued expenses	52,596	49,097
Income taxes and tax distribution payable	494	1,469
Payable pursuant to tax receivable agreement, current portion	3,592	3,592
Total current liabilities	81,456	75,332
Deferred tax liabilities	117	145
Other liabilities	16,772	1,689
Payable pursuant to tax receivable agreement, less current portion	50,162	50,162
Long-term debt	93,837	113,633
Total liabilities	242,344	240,961

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,583,449 shares issued and outstanding as of December 31, 2019; 20,852,640 issued and outstanding as of June 30, 2019	204	207
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 15 shares issued and outstanding as of December 31, 2019; 15 shares issued and outstanding as of June 30, 2019	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and June 30, 2019	—	—
Additional paid in capital	103,291	113,004
Accumulated other comprehensive loss	(2,836)	(2,828)
Accumulated earnings	124,730	93,852
Total stockholders' equity attributable to Malibu Boats, Inc.	225,389	204,235
Non-controlling interest	6,972	6,118
Total stockholders’ equity	232,361	210,353
Total liabilities and stockholders' equity	$474,705	$451,314

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net income	$17,598	$14,998	$34,280	$27,013
Provision for income taxes [1]	5,041	4,119	9,885	7,702
Interest expense	957	1,844	2,124	3,015
Depreciation	3,005	2,495	6,102	4,358
Amortization	1,537	1,538	3,121	2,818
Professional fees [2]	41	383	376	383
Acquisition and integration related expenses [3]	—	2,552	—	3,909
Stock-based compensation expense [4]	813	655	1,490	1,131
Engine development [5]	—	787	—	1,939
UAW strike impact [6]	1,687	—	1,687	—
Adjusted EBITDA	$30,679	$29,371	$59,065	$52,268
Adjusted EBITDA margin	17.0%	17.7%	16.8%	18.1%

(1)
Provision for income taxes for the three months and six months ended December 31, 2019 reflects an increase to income tax expense of$0.9 million and $2.2 million, respectively, primarily due to increased consolidated earnings, driven by the Malibu segment.

(2)	Represents legal and advisory fees related to our litigation with Skier's Choice, Inc.
(3)
For the three months and six months ended December 31, 2018, represents legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018 and integration costs related to our acquisitions of Pursuit and Cobalt. Integration related expenses for the three and six months ended December 31, 2018 include post-acquisition adjustments to cost of goods sold of $0.9 million for the fair value step up of Pursuit inventory acquired, most of which was sold during the second quarter of fiscal 2019.

(4)
Represents equity-based incentives awarded to key employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)
For the three and six months ended December 31, 2019, represents costs incurred in connection with interruption to our engine supply during the UAW strike against General Motors. We purchase engines from General Motors LLC that we then prepare for marine use for our Malibu and Axis boats. During the UAW strike, General Motors suspended delivery of engine blocks to us and we incurred costs by entering into purchase agreements with two suppliers for additional engines to supplement our inventory of engine blocks for Malibu and Axis boats.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$16,722	$14,257	$32,581	$25,555
Provision for income taxes [1]	5,041	4,119	9,885	7,702
Professional fees [2]	41	383	376	383
Acquisition and integration related expenses [3]	1,074	3,688	2,147	5,798
Fair market value adjustment for interest rate swap [4]	20	129	58	132
Stock-based compensation expense [5]	813	655	1,490	1,131
Engine development [6]	—	787	—	1,939
UAW strike impact [7]	1,687	—	1,687	—
Net income attributable to non-controlling interest [8]	876	741	1,699	1,458
Fully distributed net income before income taxes	26,274	24,759	49,923	44,098
Income tax expense on fully distributed income before income taxes [9]	6,174	5,967	11,732	10,628
Adjusted fully distributed net income	$20,100	$18,792	$38,191	$33,470

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,591,241	20,875,243	20,710,681	20,758,095
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [10]	830,152	844,652	830,152	925,963
Weighted-average unvested restricted stock awards issued to management [11]	133,185	125,378	129,850	128,491
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,554,578	21,845,273	21,670,683	21,812,549

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net income available to Class A Common Stock per share	$0.81	$0.68	$1.57	$1.23
Impact of adjustments:
Provision for income taxes [1]	0.25	0.20	0.48	0.37
Professional fees [2]	—	0.02	0.02	0.02
Acquisition and integration related expenses [3]	0.05	0.18	0.10	0.28
Fair market value adjustment for interest rate swap [4]	—	0.01	—	0.01
Stock-based compensation expense [5]	0.04	0.03	0.07	0.05
Engine development [6]	—	0.04	—	0.09
UAW strike impact [7]	0.08	—	0.08	—
Net income attributable to non-controlling interest [8]	0.04	0.04	0.08	0.07
Fully distributed net income per share before income taxes	1.27	1.20	2.40	2.12
Impact of income tax expense on fully distributed income before income taxes [9]	(0.30)	(0.29)	(0.57)	(0.51)
Impact of increased share count [12]	(0.04)	(0.05)	(0.07)	(0.08)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.93	$0.86	$1.76	$1.53

Exhibit 99.1

(1)
Provision for income taxes for the three months and six months ended December 31, 2019 reflects an increase to income tax expense of $0.9 million and $2.2 million, respectively, primarily due to increased consolidated earnings, driven by the Malibu segment.

(2)	Represents legal and advisory fees related to our litigation with Skier's Choice, Inc.
(3)
For the three months and six months ended December 31, 2019, represents amortization of intangibles acquired in connection with the acquisition of Pursuit and Cobalt. For the three and six months ended December 31, 2018, represents legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018 and integration costs related to our acquisitions of Pursuit and Cobalt. Integration related expenses for the three and six months ended December 31, 2018 include post-acquisition adjustments to cost of goods sold of $0.9 million for the fair value step up of inventory acquired at Pursuit, most of which was sold during the second quarter of fiscal 2019. In addition, for the three and six months ended December 31, 2018, integration related expenses includes $0.4 million in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Pursuit. Also, for the three and six months ended December 31, 2018, integration related expenses includes $0.7 million and $1.5 million, respectively, in amortization associated with our fair value step up of intangibles acquired in connection with the acquisition of Cobalt.

(4)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
For the three and six months ended December 31, 2019, represents costs incurred in connection with interruption to our engine supply during the UAW strike against General Motors. We purchase engines from General Motors LLC that we then prepare for marine use for our Malibu and Axis boats. During the UAW strike, General Motors suspended delivery of engine blocks to us and we incurred costs by entering into purchase agreements with two suppliers for additional engines to supplement our inventory of engine blocks for Malibu and Axis boats.

(8)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(9)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 23.5% and 24.1% of income before income taxes for the three months and six months ended December 31, 2019 and 2018, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2020 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(10)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(11)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(12)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.